                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2005

                           ALLIS-CHALMERS ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            1-2199
 (STATE OR OTHER JURISDICTION                         (COMMISSION FILE NUMBER)
      OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

         REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE: 713-369-0550


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9.  Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of business acquired.

       (1) Financial Statements of Delta Rental Service, Inc.:

           Independent Auditors' Report                                         F-1

           Balance Sheets for the Years Ended December 31, 2004
             and 2003                                                           F-2

           Statements of Operations for the Years Ended December 31,
             2004 and 2003                                                      F-4

           Statements of Retained Earnings for the Years Ended
             December 31, 2004 and 2003                                         F-5

           Statements of Cash Flows for the Years Ended December
             31, 2004 and 2003                                                  F-6

           Notes to Financial Statements                                        F-8

       (2) Financial Statements of Capcoil Tubing Services, Inc.:

           Independent Auditors' Report                                         F-13

           Balance Sheets for the Years Ended December 31, 2004
             and 2003                                                           F-14

           Statements of Operations and Retained Earnings for the
           Years Ended December 31, 2004 and 2003                               F-16

           Statements of Cash Flows for the Years Ended December
             31, 2004 and 2003                                                  F-17

           Notes to Financial Statements                                        F-18


(b) Pro Forma Financial Information.

           Unaudited Pro Forma Consolidated Condensed Financial Statements      F-29

           Unaudited Pro Forma Consolidated Condensed Statement of
             Financial Position as of March 31, 2005                            F-30

           Unaudited Pro Forma Consolidated Condensed Statement of
             Operations for the Three Months Ended March 31, 2005               F-32

           Unaudited Pro Forma Consolidated Condensed Statement of
             Financial Position as of December 31, 2004                         F-34

           Unaudited Pro Forma Consolidated Condensed Statement of
             Operations for the Year Ended December 31, 2004                    F-36

           Notes to Unaudited Pro Forma Consolidated Condensed
             Financial Statements                                               F-40

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ALLIS-CHALMERS ENERGY, INC.

                                         By: /s/ Victor M. Perez
                                             ----------------------------
                                             Victor M. Perez
                                             Chief Financial Officer


Date: June 10, 2005

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
Delta Rental Service, Inc.
Scott, Louisiana


We have audited the accompanying Balance Sheets of Delta Rental Service, Inc. (a Louisiana corporation) as of December 31, 2004 and 2003 and the related Statements of Income, Retained Earnings and Cash Flows for the twelve months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Rental Service, Inc. as of December 31, 2004 and 2003 and the results of their operations and cash flows for the twelve months then ended in conformity with accounting principles generally accepted in the United States of America.



                                              /s/ WRIGHT, MOORE, DEHART,
                                                  DUPUIS & HUTCHINSON, L.L.C.
                                                  Certified Public Accountants

March 23, 2005

DELTA RENTAL SERVICE, INC.

BALANCE SHEETS

                                                          DECEMBER 31,
                                                   2004                2003
                                               -------------      -------------

                                     ASSETS

CURRENT ASSETS
   Cash                                        $     891,338      $     705,553
   Accounts Receivable                             1,095,587            713,929
   Prepaid Insurance                                  13,838             14,067
   Prepaid Income Taxes                                   --             51,411
   Current Deferred Tax Asset                             --             77,595
                                               -------------      -------------
   Employee Advances

      Total Current Assets                         2,000,763          1,562,555
                                               -------------      -------------

PROPERTY AND EQUIPMENT
   Office Equipment                                   33,624             32,407
   Rental Equipment                                3,699,987          3,341,816
   Transportation Equipment                          144,260            144,260
   Yard Equipment                                     77,211             77,211
                                               -------------      -------------
      Total                                        3,955,082          3,595,694
   Less:  Accumulated Depreciation                (2,610,143)        (2,307,864)
                                               -------------      -------------

         Net Property and Equipment                1,344,939          1,287,830
                                               -------------      -------------

OTHER ASSETS
   Cash Surrender Value of Life Insurance             38,261             35,446
                                               -------------      -------------

      Total Other Assets                              38,261             35,446
                                               -------------      -------------


         TOTAL ASSETS                          $   3,383,963      $   2,885,831
                                               =============      =============


         The accompanying notes are an integral part of this statement.

DELTA RENTAL SERVICE, INC.

BALANCE SHEETS

                                                                        DECEMBER 31,
                                                                  2004                2003
                                                              -------------      -------------
                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable                                           $      53,949      $      40,829
   Payroll Liabilities Payable                                       17,157             16,063
   Sales Tax Payable                                                 12,308              3,487
   Accrued Interest Expense                                           3,734              4,244
   Income Taxes Payable                                              92,448                 --
   Current Portion of Stockholder Loan                               93,994             87,674
                                                              -------------      -------------

      Total Current Liabilities                                     273,590            152,297
                                                              -------------      -------------

LONG-TERM LIABILITIES
   Stockholder Loan (Less Current Portion)                          547,784            641,775
   Long-Term Deferred Tax Liability                                 353,147            311,762
                                                              -------------      -------------
   Stockholder Loan

      Total Long-Term Liabilities                                   900,931            953,537
                                                              -------------      -------------

      Total Liabilities                                           1,174,521          1,105,834
                                                              -------------      -------------

STOCKHOLDERS' EQUITY
   Common Stock (No Par Value, 300,000 Shares Authorized,
     27,083 Shares Issued and 8,333 Outstanding)                     27,083             27,083
   Additional Paid-In Capital                                        64,574             64,574
   Retained Earnings                                              3,117,785          2,688,340
   Less:  Treasury Stock (18,750 Shares at Cost)                 (1,000,000)        (1,000,000)
                                                              -------------      -------------

      Total Stockholders' Equity                                  2,209,442          1,779,997
                                                              -------------      -------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $   3,383,963      $   2,885,831
                                                              =============      =============


                The accompanying notes are an integral part of this statement.

                                              F-3

DELTA RENTAL SERVICE, INC.

STATEMENTS OF OPERATIONS

                                                   YEARS ENDED DECEMBER 31,
                                                   2004                2003
                                               -------------      -------------

REVENUES                                       $   3,249,338      $   2,662,091

COST OF REVENUES
   Direct                                            796,194            766,196
                                               -------------      -------------

GROSS PROFIT                                       2,453,144          1,895,895

ADMINISTRATIVE EXPENSES
   General and Administrative                      1,798,414          1,926,173
   Depreciation                                       30,061             31,678
                                               -------------      -------------
      Total Administrative Expenses                1,828,475          1,957,851
                                               -------------      -------------

INCOME (LOSS) FROM OPERATIONS                        624,669            (61,956)
                                               -------------      -------------

OTHER INCOME (EXPENSES)
   Interest Expense                                  (48,503)           (61,177)
   Interest Income                                     4,064              2,234
   Life Insurance Dividends                              930                930
   Gain on Sale of Assets                            113,435            354,382
                                               -------------      -------------
      Total Other Income (Expenses)                   69,926            296,369
                                               -------------      -------------

INCOME BEFORE PROVISION FOR INCOME TAXES             694,595            234,413
                                               -------------      -------------

PROVISION FOR INCOME TAXES
   Current                                           146,170                 --
   Deferred                                          118,980            134,274
                                               -------------      -------------
      Total Income Tax Provision                     265,150            134,274
                                               -------------      -------------

NET INCOME                                     $     429,445      $     100,139
                                               =============      =============


         The accompanying notes are an integral part of this statement.

DELTA RENTAL SERVICE, INC.

STATEMENTS OF RETAINED EARNINGS


                                                 YEARS ENDED DECEMBER 31,
                                               2004                    2003
                                          --------------          --------------


BEGINNING BALANCE                         $    2,688,340          $    2,588,201

NET INCOME                                       429,445                 100,139
                                          --------------          --------------

ENDING BALANCE                            $    3,117,785          $    2,688,340
                                          ==============          ==============


         The accompanying notes are an integral part of this statement.

DELTA RENTAL SERVICE, INC.

STATEMENTS OF CASH FLOWS


                                                     YEARS ENDED DECEMBER 31,
                                                      2004             2003
                                                  ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                     $    429,445     $    100,139
   Adjustments to Reconcile Net Income to
    Net Cash Provided By Operating Activities:
      Depreciation and Amortization                    346,615          308,587
      Gain on Sale of Assets                          (113,435)        (354,382)
Change in Assets and Liabilities:
    Accounts Receivable                               (381,658)          (7,963)
    Prepaid Expenses                                    51,640           62,610
    Accounts Payable and Accrued Expenses              114,973          (29,129)
    Deferred Taxes                                     118,980          134,274
                                                  ------------     ------------
         Total Adjustments                             137,115          113,997
                                                  ------------     ------------

Net Cash Provided By Operating Activities              566,560          214,136
                                                  ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of Equipment                              (480,371)        (781,152)
   Proceeds from Sale of Assets                        190,082          522,911
   Cash Surrender Value - Life Insurance                (2,815)          (2,816)
                                                  ------------     ------------

Net Cash Used In Investing Activities                 (293,104)        (261,057)
                                                  ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal Payments on Treasury Stock Note                --         (506,036)
   Proceeds From Long-Term Debt                             --               --
   Proceeds From Stockholder Note Payable                   --          450,000
   Principal Payments Stockholder Note Payable         (87,671)         (20,550)
                                                  ------------     ------------

Net Cash Used in Financing Activities                  (87,671)         (76,586)
                                                  ------------     ------------


         The accompanying notes are an integral part of this statement.

DELTA RENTAL SERVICE, INC.

                                                  YEARS ENDED DECEMBER 31,
                                                 2004                 2003
                                             -------------       -------------

NET INCREASE (DECREASE) IN CASH                    185,785            (123,507)

CASH AT BEGINNING OF YEAR                          705,553             829,060
                                             -------------       -------------

CASH AT END OF YEAR                          $     891,338       $     705,553
                                             =============       =============

SUPPLEMENTAL DISCLOSURES:
   Interest Paid                             $      49,013       $      84,650
                                             =============       =============

   Income Taxes Paid                         $       2,311       $      37,460
                                             =============       =============


         The accompanying notes are an integral part of this statement.

DELTA RENTAL SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


(A)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS - Delta Rental Service, Inc. (the Company) is incorporated in the State of Louisiana. The Company leases pipe, tubulars and other equipment to the service companies of the petroleum exploration and production industry. The Company's facility is located in Scott, Louisiana, and leases equipment to companies primarily in the Louisiana Gulf Coast Region.

         REPORTING PERIOD - The Company typically reports its financial position and results of operations based on its federal income tax fiscal year end of March 31. The accompanying financial statements present the Company's financial position as of December 31, and the results of operations and cash flows for the twelve months ended December 31.

         INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of accrued taxes plus deferred taxes related primarily to the differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         PROPERTY AND EQUIPMENT - Property and equipment of the Company are stated at cost. Expenditures for property and equipment which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred.

         Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets for financial reporting purposes. For income tax purposes, depreciation is computed by use of the Modified Accelerated Cost Recovery System (MACRS).

         CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2004 and 2003.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         ACCOUNTS RECEIVABLE - The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The carrying amount for accounts receivable approximates fair value.

DELTA RENTAL SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


(A)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         ADVERTISING - Advertising costs are charged to operations when incurred. Advertising expense for the twelve month periods ended December 31, 2004 and 2003 was $3,272 and $1,884, respectively.

(B)      CONCENTRATION OF CREDIT RISK

         The Company maintains cash balances at two separate financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. Balances in excess of insured limits at December 31, 2004 and 2003 were $692,208 and $507,438 respectively.

(C)      ACCOUNTS RECEIVABLE

         The balance in Accounts Receivable is comprised of billed invoices as well as unbilled rentals which crossed accounting periods. The breakdown of accounts receivable at December 31, is as follows:

                                                     2004              2003
                                                 ------------     ------------

                  Billed Accounts Receivable     $    699,442     $    407,556
                  Accrued Unbilled Revenue            396,145          306,373
                                                 ------------     ------------
                  Total                          $  1,095,587     $    713,929
                                                 ============     ============

(D)      INCOME TAXES

         Income tax expense consists of the following at December 31:

                                                                 2004             2003
                                                             ------------     ------------
                  Current
                     Federal                                 $    128,548     $         --
                     States                                        17,622               --
                                                             ------------     ------------
                        Total Current Income Tax Expense          146,170               --
                  Deferred                                        118,980          134,274
                                                             ------------     ------------
                           Total Income Tax Expense          $    265,150     $    134,274
                                                             ============     ============

         The effective tax on pre-taxable income is approximately 34 percent federal and 6 percent for the various states. The primary reason for the difference between the effective tax rates and the statutory marginal rates is due to various book to tax timing differences, and non-deductible expenses for income tax purposes.

DELTA RENTAL SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


(D)      INCOME TAXES - CONTINUED

         Deferred income taxes are a result of timing differences between book and taxable incomes as well as net operating loss carryforwards. The major timing differences for deferred income taxes at December 31 are as follows:

                                                                     2004               2003
                                                                 -------------      -------------
                  Depreciation Timing Difference                 $     882,867      $     779,405
                  Net Operating Loss Carry-Forward                          --           (163,311)
                  Charitable Contribution Carryover                         --            (30,678)
                                                                 -------------      -------------
                                                                       882,867            585,416
                  Blended Federal and State Rates                           40%                40%
                                                                 -------------      -------------
                         Deferred Income Tax Liability (Net)     $     353,147      $     234,167
                                                                 =============      =============

         These amounts have been presented in the Company's financial statements as follows:

                                                           2004               2003
                                                       -------------     -------------
                  Current Deferred Tax Asset           $          --     $     (77,595)
                  Long-Term Deferred Tax Liability           353,147           311,762
                                                       -------------     -------------
                  Total                                $     353,147     $     234,167
                                                       =============     =============

(E)      EMPLOYEE BENEFIT PLANS

         The Company adopted a profit sharing retirement plan for its employees effective April 1, 1979. The plan was restated to update its terms, provisions and conditions effective April 1, 2003. The restated plan continues to be for the exclusive benefit of the employees of the Company. An employee is eligible to participate upon the completion of one year of eligible service and the attainment of age 21. The Company determines annually the amount of current or accumulated profits to be contributed to the plan. The plan vests one hundred percent (100%) after six or more years of continuing service.

         Contributions to the plan for the twelve months ended December 31, 2004 and 2003 were $147,744 and $133,382 respectively.

DELTA RENTAL SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


(F)      NOTE PAYABLE STOCKHOLDER

         The Company has a note payable to the stockholder dated August 29, 2003, payable in monthly installments of $3,955, bearing interest at
         6.982 % per annum, due August 1, 2010. The balance at December 31, 2004 and 2003 is $641,778 and $729,449, respectively.

         Future maturities on this note are as follows:

                  Twelve Months Ending December 31,
                               2005                               $     93,994
                               2006                                    100,772
                               2007                                    108,038
                               2008                                    115,827
                               2009                                    124,178
                               Later                                    98,969
                                                                  ------------
                                  Total                           $    641,778
                                                                  ============

(G)      COMPENSATED ABSENCES

         Employees of the Company are entitled to paid vacation and paid sick days, depending on length of service. No unused vacation or sick leave is payable to an employee upon separation. The Company's policy is to recognize the costs of compensated absences when actually paid to employees. Accordingly, no accruals have been made.

(H)      RELATED PARTY TRANSACTIONS

         The Company's operations are conducted in a facility owned by its stockholders. The Company entered into a formal lease agreement for the facilities on June 6, 2000. The lease agreement requires rental payments of $6,000 per month and expires on June 30, 2005. For the twelve month periods ended December 31, 2004 and 2003, $72,000 per period was paid to the stockholders for rent.

         Minimum future lease payments under the lease are as follows:

                  Twelve Months Ending December 31,
                               2005                               $     36,000
                                                                  ------------
                                  Total                           $     36,000
                                                                  ============

DELTA RENTAL SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


(I)      MAJOR CUSTOMERS

         Customers comprising ten percent (10%) or more of the Company's revenues or accounts receivable balances for the periods ended December 31 are as follows:

         For the twelve months ended December 31, 2003:
                                                                              Percentage of
                                 Sales                Percentage of           Total Accounts
                                 Amount               Total Revenue             Receivable
                           ------------------       -----------------       -----------------
         Customer A         $     488,589                 18.35%                  14.39%
         Customer B         $     401,265                 15.07%                   9.85%
         Customer C         $     296,570                 11.14%                  11.71%
         Customer D         $     269,963                 10.14%                   9.61%

         For the year ended December 31, 2004:
                                                                              Percentage of
                                 Sales                Percentage of           Total Accounts
                                 Amount               Total Revenue             Receivable
                           ------------------       -----------------       -----------------
         Customer A         $     549,678                 16.92%                  14.31%
         Customer B         $     528,474                 16.26%                  22.51%
         Customer C         $     329,160                 10.13%                   6.40%
         Customer D         $     308,133                  9.48%                  13.15%

(J)      SUBSEQUENT EVENTS

         Subsequent to the balance sheet date, but prior to the date of this report, the Company's stockholders entered into a purchase agreement whereby they have agreed to sale all of their interest in the Company to a third-party. The sale is scheduled to close in April, 2005.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Capcoil Tubing Services, Inc.
P.O. Box 2280 Kilgore, Texas

We have audited the balance sheets of Capcoil Tubing Services, Inc. (a Texas corporation), as of December 31, 2004 and 2003, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capcoil Tubing Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/S/ CURTIS BLAKELY & CO., PC
----------------------------

Kilgore, Texas

March 16, 2005

CAPCOIL TUBING SERVICES, INC.
BALANCE SHEETS


                                                          DECEMBER 31,
                                                     2004              2003
                                                 ------------      ------------

                                     ASSETS

CURRENT ASSETS:
     Cash and Cash Equivalents                   $    348,674      $     45,857
     Accounts Receivable                              538,658           818,736
     Inventory                                        386,685           384,431
     Prepaid Expenses                                 107,703            92,306
                                                 ------------      ------------

            TOTAL CURRENT ASSETS                    1,381,720         1,341,330
                                                 ------------      ------------

PROPERTY AND EQUIPMENT:
     Furniture, Fixtures and Equipment                 11,343             5,870
     Software                                           3,127             3,127
     Production Equipment                           2,078,897         1,709,196
     Vehicles                                         172,720           107,442
     Production Equipment Under Construction           94,332               -0-
                                                 ------------      ------------

            TOTAL PROPERTY AND EQUIPMENT            2,360,419         1,825,635

     Less:  Accumulated Depreciation                 (433,800)         (221,451)
                                                 ------------      ------------

            NET PROPERTY AND EQUIPMENT              1,926,619         1,604,184
                                                 ------------      ------------

OTHER ASSETS:
     Organizational Costs                              12,057            18,085
                                                 ------------      ------------

            TOTAL ASSETS                         $  3,320,396      $  2,963,599
                                                 ============      ============


  (The accompanying notes are an integral part of these financial statements.)

CAPCOIL TUBING SERVICES, INC.
BALANCE SHEETS


                                                                     DECEMBER 31,
                                                               2004             2003
                                                           ------------     ------------

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current Portion of Long-term Debt                     $    445,924     $    431,452
     Current Portion of Obligation Under Capital Lease              447              -0-
     Current Portion of Long-term Debt - Related Party           22,824              -0-
     Accounts Payable - Trade                                   383,762          891,508
     Accrued Interest Payable                                     4,018              -0-
     Accrued Wages                                                6,400              -0-
     Short-term Borrowings                                      430,314          422,321
     Short-term Borrowings - Related Party                      130,000              -0-
                                                           ------------     ------------

        TOTAL CURRENT LIABILITIES                             1,423,689        1,745,281
                                                           ------------     ------------

LONG-TERM DEBT, LESS CURRENT MATURITIES:
     Long-term Debt                                             471,451          451,262
     Long-term Debt - Related Party                              31,213              -0-
     Obligation Under Capital Lease                               2,880              -0-
                                                           ------------     ------------

        TOTAL LONG-TERM DEBT                                    505,544          451,262
                                                           ------------     ------------

        TOTAL LIABILITIES                                     1,929,233        2,196,543
                                                           ------------     ------------

STOCKHOLDERS' EQUITY:
     Common Stock - $1 Par Value
        100,000 Shares Authorized
        1,000 Shares Issued and Outstanding                     600,000          600,000
     Additional Paid-in Capital                                  50,000           50,000
     Retained Earnings                                          741,163          117,056
                                                           ------------     ------------

        TOTAL STOCKHOLDERS' EQUITY                            1,391,163          767,056
                                                           ------------     ------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  3,320,396     $  2,963,599
                                                           ============     ============


      (The accompanying notes are an integral part of these financial statements.)

                                          F-15

CAPCOIL TUBING SERVICES, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                  YEARS ENDED DECEMBER 31,
                                                                   2004              2003
                                                              -------------     -------------

REVENUE                                                       $   5,774,442     $   5,478,666

Cost of Sales and Services                                        4,371,316         4,523,702
                                                              -------------     -------------

Gross Profit                                                      1,403,126           954,964
                                                              -------------     -------------

OPERATING EXPENSES:
     General and Administrative                                     159,677           131,254
     Depreciation                                                    35,456            24,648
     Insurance                                                      228,112           186,125
     Lease Expense                                                   29,250            27,000
     Salaries - Administration                                      126,520            89,287
     Taxes                                                          126,222            68,838
     Interest                                                        73,782            51,380

                                                              -------------     -------------
        TOTAL OPERATING EXPENSES                                    779,019           578,532
                                                              -------------     -------------

        NET INCOME                                                  624,107           376,432

        RETAINED EARNINGS (DEFICIT) - BEGINNING OF PERIOD           117,056          (259,376)
                                                              -------------     -------------

        RETAINED EARNINGS - END OF PERIOD                     $     741,163     $     117,056
                                                              =============     =============


         (The accompanying notes are an integral part of these financial statements.)

                                             F-16

CAPCOIL TUBING SERVICES, INC.
STATEMENTS OF CASH FLOWS


                                                             YEARS ENDED DECEMBER 31,
                                                              2004               2003
                                                         -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                          $     624,107      $     376,432
     Adjustments to Reconcile Net Income to
        Net Cash Provided by Operating Activities:
            Depreciation and Amortization                      218,375            170,317
     Change in Assets and Liabilities:
        Accounts Receivable                                    280,078           (595,486)
        Inventory                                             (428,090)           298,810
        Prepaids                                               (15,395)           (32,465)
        Accounts Payable and Accruals                          (42,242)            95,417
                                                         -------------      -------------

                TOTAL ADJUSTMENTS                               12,726            (63,407)
                                                         -------------      -------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                      636,833            313,025
                                                         -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to Plant and Equipment                         (462,998)          (541,551)
                                                         -------------      -------------

NET CASH USED IN INVESTING ACTIVITIES                         (462,998)          (541,551)
                                                         -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of Short-term Borrowings                        (101,736)          (124,513)
     Payments of Long-term Debt                               (519,383)          (377,668)
     Payments of Capital Lease Obligation                          (89)               -0-
     Proceeds From Short-term Debt Borrowing                   239,729            223,578
     Proceeds From Long-term Debt Borrowing                    510,461            441,265
     Proceeds From Additional Paid-in Capital                      -0-             50,000

                                                         -------------      -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      128,982            212,662
                                                         -------------      -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           302,817            (15,864)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                  45,857             61,721
                                                         -------------      -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                 $     348,674      $      45,857
                                                         =============      =============


       (The accompanying notes are an integral part of these financial statements.)

                                           F-17

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION
---------------------

The Corporation began business in 2001, and is engaged in the business of oil and gas well servicing. The Corporation currently provides coil tubing services with capabilities from 1/4" capillary tubing to 1" coil tubing. Services include the ability to deliver and inject nitrogen into wells. Most of the work is service work related to existing wells in the field, but some work is performed in relation to drilling activity.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates. Among other things, estimates are used in accounting for depreciation.

REVENUE RECOGNITION
-------------------

Revenues and expenses are recorded when services are rendered and expenses are incurred and collectibility is reasonably assured. Customers are billed as services are rendered.

CASH AND CASH EQUIVALENTS
-------------------------

For purposes of the Statement of Cash Flows, the Corporation considers cash and cash equivalents to include cash on hand and demand deposits.

ACCOUNTS RECEIVABLE
-------------------

Trade receivables are reported in the balance sheets at outstanding principal less any allowances for doubtful accounts. Trade receivables are short-term and interest is not accrued. Trade receivables are written off at the time they are deemed uncollectible. An allowance for uncollectible trade receivables is recorded when deemed appropriate based on a review of aged receivables and expected recoveries. The allowance for doubtful accounts was $-0- at December 31, 2004 and 2003.

INVENTORY
---------

Inventories, which consist principally of (i) products which are consumed in the Corporation's services provided to customers, (ii) spare parts for equipment used in providing these services and (iii) manufactured components and attachments for equipment used in providing services, are stated primarily at the lower of weighted-average cost or market. Cost primarily represents invoice costs. The Corporation regularly reviews inventory quantities on hand.

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated substantially at original cost. Additions, replacements, and renewals of property determined to be units of property are charged to the property and equipment accounts. The replacement of property and equipment determined not to be a unit of property and the cost of maintenance and repairs are charged to operating expense. Property and equipment is stated at cost and when sold or retired, a gain or loss is recognized. Depreciation expense is computed using the straight-line composite method based on estimated service lives of the various classes of depreciable property.

Property and equipment are reviewed for impairment whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset's carrying value to determine if any impairment exists pursuant to the requirements of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value.

INTERNAL USE SOFTWARE
---------------------

In accordance with Statement of Position (SOP) 98-1, the Corporation capitalizes software developed or obtained for internal use. These capitalized costs are included in property and equipment. Initial operating system software is amortized over the life of the associated hardware. Application software is amortized over a useful life of three years.

ASSET RETIREMENT OBLIGATIONS
----------------------------

Effective January 1, 2003, the Corporation adopted SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement provides the accounting for the cost of legal obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as part of the book value of the long-lived asset. The Corporation has no legal obligation to remove assets. Therefore, the adoption of SFAS No. 143 did not have a material effect on the Corporation's financial statements.

INCOME TAXES
------------

The Corporation is a Subchapter S Corporation under the Internal Revenue Code. The taxable income or losses of the Corporation are includable in the tax return of the stockholder for federal income tax purposes. The Corporation is subject to state income tax.

Deferred state income taxes should be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. However, management considers their amount to be immaterial and thus deferred state income taxes are not recorded on the Corporation's financial statements.


NOTE 2 - ORGANIZATIONAL COSTS:

Organizational costs represent the unamortized balance of organizational costs. The organizational costs were incurred in 2001 and are being amortized over 5 years. Amortization for both 2004 and 2003 totaled $6,028.

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3 - PROPERTY AND EQUIPMENT:

Net property and equipment at December 31, 2004 and 2003 was composed of the following:

                                              DEPRECIATION
                                                RATE (%)           2004              2003
                                              ------------     ------------      ------------

Furniture, fixtures, and equipment                20%          $     11,343      $      5,870
Software                                          33%                 3,127             3,127
Production equipment                           10% - 20%          2,078,897         1,709,196
Vehicles                                          20%               172,720           107,442
Production equipment under construction           N/A                94,332               -0-
                                                               ------------      ------------

        Total Property and Equipment                              2,360,419         1,825,635
        Less:  Accumulated Depreciation                            (433,800)         (221,451)
                                                               ------------      ------------
        Net Property and Equipment                             $  1,926,619      $  1,604,184
                                                               ============      ============

Substantially all of the plant is pledged as security for long-term debt to various lenders.

Depreciation expense was $212,347 and $164,289 for the years ended December 31, 2004 and 2003, respectively, of which $182,919 and $145,669 was included in cost of sales in 2004 and 2003.


NOTE 4 - CAPITAL LEASE OBLIGATIONS:

The Corporation leases office equipment with a lease term through October 2007. This obligation has been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at an interest rate of 20 percent. Capitalized costs of $3,416, less accumulated depreciation of $-0- at December 31, 2004, are included in property and equipment in the accompanying financial statements. Depreciation expense for this equipment for 2004 was $-0-.

Obligation under capital leases consist of the following:

                                                                       2004
                                                                   -----------

Total                                                              $     3,327
Less:  Current portion                                                    (447)
                                                                   -----------
           Long-Term Portion                                       $     2,880
                                                                   ===========

The future minimum lease payments under the capital leases and the net present value of the future minimum lease payments are as follows for the year ended December 31, 2004:

                                                                       2004
                                                                   -----------

2005                                                               $     1,072
2006                                                                     1,072
2007                                                                     1,072
2008                                                                     1,072
2009                                                                       894
                                                                   -----------
                                                                         5,182
Less: Amount representing interest                                      (1,855)
                                                                   -----------

Present Value of Future Minimum Lease payments                     $     3,327
                                                                   ===========

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 5 - SHORT-TERM BORROWINGS:

Short-term borrowings at December 31, 2004 and 2003 are comprised of the following:

CREDITOR                                        TERMS                          COLLATERAL              2004                 2003
--------                                        -----                          ----------              ----                 ----

Texas Bank & Trust               $350,000 line-of-credit expiring              Equipment            $ 349,923            $ 350,000
                                 December 2005 bearing interest at
                                 prime (5.25 percent at December 31,
                                 2004).

Texas Bank & Trust               $375,000 line of credit expiring              Equipment                   -0-               3,029
                                 December 2004 bearing interest at prime.

AICCO, Inc.                      Due $11,760 per month through July              None                  80,391                  -0-
                                 2005 including interest at 7.15
                                 percent.

AICCO, Inc.                      Due $10,114 per month through July              None                      -0-              69,292
                                 2004 including interest at 6.50                                    ---------            ---------
                                 percent.

Total Short-Term Borrowings                                                                         $ 430,314            $ 422,321
                                                                                                    =========            =========


NOTE 6 - SHORT-TERM BORROWINGS - RELATED PARTY:

Short-term borrowings from related parties at December 31, 2004 and 2003 are comprised of the following:

CREDITOR                                        TERMS                         COLLATERAL              2004                 2003
--------                                        -----                         ----------              ----                 ----

M Bar Ranch, L.P.                $130,000 promissory note, interest of           None               $ 130,000              $-0-
                                 8 percent and principal due at
                                 maturity date - August 2005.

A stockholder of the corporation holds an interest in M Bar Ranch, L.P.

Interest expense of $4,018 has been accrued on this short-term borrowing at December 31, 2004.


                                                               F-21

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 7 - LONG-TERM NOTES PAYABLE:

Long-term notes payable to unrelated parties are comprised of the following:

CREDITOR                                        TERMS                          COLLATERAL              2004                 2003
--------                                        -----                          ----------              ----                 ----

Texas Bank & Trust           Due $6,048 per month through                      Equipment -          $ 117,138            $ 183,232
                             August 2006, including interest                     Accounts
                             at prime (5.25% at December 2004)

Texas Bank & Trust           Due $7,037 per month through                      Equipment -            176,501              251,566
                             March 2007, including interest                      Accounts
                             at prime (5.25% at December 2004)

Texas Bank & Trust           Due $7,000 per month through                      Equipment -            101,957              179,620
                             March 2006, including interest                      Accounts
                             at prime (5.25% at December 2004)

Texas Bank & Trust           Due $30,000 per month through                     Equipment -                -0-              171,541
                             June 2004, including interest                       Accounts
                             at prime (Pd in full at December 2004)

Texas Bank & Trust           Due $7,407 per month through                      Equipment -            191,125                  -0-
                             March 2007, including interest                      Accounts
                             at prime (5.25% at December 2004)

Texas Bank & Trust           Due $6,100 per month through                      Equipment -            195,082                  -0-
                             October 2007, including interest                    Accounts
                             at prime (5.25% at December 2004)

Navistar                     Due $1,055 per month through                       Equipment              11,046               22,004
                             November 2005, including interest
                             at 9.95 percent.

Navistar                     Due $1,055 per month through                       Equipment              11,046               21,075
                             November 2005, including interest
                             at 9.95 percent

Navistar                     Due $998 per month through                         Equipment              24,405                  -0-
                             June 2007, including interest at 11.50 percent.

Ford Motor Credit            Due $738 per month through                          Vehicle               12,275               20,641
                             May 2006, including interest at 2.90 percent.

Ford Motor Credit            Due $1,112 per month through                        Vehicle               21,211               33,035
                             August 2006, including interest at 5.50 percent.


                                                               F-22

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 7 - LONG-TERM NOTES PAYABLE:  (CONTINUED)

Long-term notes payable to unrelated parties are comprised of the following:  (continued)

         Creditor                                Terms                           Collateral            2004                2003
         --------                                -----                           ----------            ----                ----
Ford Motor Credit            Due $1,173 per month through                        Vehicle               35,007                  -0-
                             July 2007, including interest at 2.90 percent.

Ford Motor Credit            Due $730 per month through                          Vehicle               20,582                  -0-
                             August 2007, including interest at 7.25 percent.                       ---------            ---------


           Total Long-Term Notes Payable                                                              917,375              882,714

           Current Maturities                                                                        (445,924)            (431,452)
                                                                                                    ---------            ---------

           Long-Term Notes Payable,
               Net of Current Maturities                                                            $ 471,451            $ 451,262
                                                                                                    =========            =========

Payments on the notes are due monthly in the approximate amount of $40,453. The maturities of long-term debt for each of the three years succeeding the balance sheet date are as follows:

           2005                                                                                     $ 445,924
           2006                                                                                       349,064
           2007                                                                                       122,387
                                                                                                    ---------

                       Total                                                                        $ 917,375
                                                                                                    =========


NOTE 8 - LONG-TERM NOTE PAYABLE - RELATED PARTY:

         Creditor                                Terms                           Collateral            2004                2003
         --------                                -----                           ----------            ----                ----

M Bar Ranch, L.P.            Due $2,194 per month through                        Vehicle            $  54,037              $-0-
                             March 2007, including interest at 8.00 percent.

           Current Maturities                                                                         (22,824)              -0-
                                                                                                    ---------              ----

           Long-Term Note Payables - Related Party,
               Net of Current Maturities                                                            $  31,213              $-0-
                                                                                                    =========              ====

The maturities of long-term debt for each of the three years succeeding the balance sheet date are as follows:

           2005                                                                                     $  22,824
           2006                                                                                        24,719
           2007                                                                                         6,494
                                                                                                    ---------

                       Total                                                                        $  54,037
                                                                                                    =========

Interest of $3,779 and principal of $8,986 was paid to the related party on the note in 2004.


                                                               F-23

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 9 - OPERATING LEASES:

The Corporation has various cancelable and noncancelable operating leases for building space, storage facilities and equipment. The noncancelable lease expired March 2005, but was renewed through March 2007.

Future minimum rental payments for the next five years are as follows:

                  2005                                     $    27,000
                  2006                                          27,000
                  2007                                           5,625

Rental expense under operating leases was $29,250 in 2004 and $27,000 in 2003.

NOTE 10 - RELATED PARTY TRANSACTIONS:

The Corporation has received loans from affiliates and owners. These transactions are described in previous footnotes to these financial statements.


NOTE 11 - CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consists primarily of cash equivalents and trade accounts receivable. The estimated fair value of such financial instruments at December 31, 2004 and 2003 approximate their carrying value as reflected in the balance sheet. At December 31, 2004, the Corporation had deposits in checking accounts which exceed federally insured limits by $248,674. The Corporation has not experienced any material credit losses on its financial instruments.

Revenues from one customer represent 32 percent and 47 percent of total revenues in 2004 and 2003, respectively. A second customer represented 14 percent of total revenues in 2004. No other customers or entity accounted for more than 10 percent of 2004 or 2003 revenues.

A majority of the Corporation's trade receivables are derived from large oil and gas production companies. Concentration of credit risk with respect to receivables is considered to be limited due to its customer base. However, 30 percent of trade receivables is due from one customer at December 31, 2004. The Corporation performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral to secure accounts receivable. The Corporation is exposed to credit loss in the event of nonperformance by customers on trade receivables. The Corporation does not anticipate significant nonperformance by customers on trade receivables.

The Corporation's sales are concentrated primarily in east Texas and northern Louisiana.


Note 12 - Additional Cash Flow Information:

                                                   2004                2003
                                                -----------         -----------
Cash paid during the year:
     Interest                                   $    69,764         $    51,380

CAPCOIL TUBING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 13 - SIGNIFICANT NONCASH TRANSACTIONS:

The Corporation purchased equipment and vehicles in 2004 and 2003 and incurred $97,620 and $92,463, respectively, in debt relative to these purchases.


NOTE 14 - SUBSEQUENT EVENT:

Effective April 1, 2005, the stockholders of the Corporation signed a letter of intent to sell their interests in the Corporation to Allis-Chalmers Energy, Inc.

Effective January 1, 2005, the Corporation revoked its S Corporation election for federal tax purposes and will be taxed as a C Corporation.

                          INDEPENDENT AUDITOR'S REPORT
                            ON ADDITIONAL INFORMATION



To the Stockholders
of Capcoil Tubing Services, Inc.


Our report on our audits of the basic financial statements of Capcoil Tubing Services, Inc. for December 31, 2004 and 2003, appears on page 3. These audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information on pages 17 and 18 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/S/ CURTIS BLAKELY & CO., PC
----------------------------

Longview, Texas

March 16, 2005

CAPCOIL TUBING SERVICES, INC.
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 WITH ADDITIONAL INFORMATION


                                                            YEAR ENDED
                                                      2004             2003
                                                  ------------     ------------

REVENUE                                           $  5,774,442     $  5,478,666

COST OF SALES AND SERVICES:
     Inventory Purchases                             2,684,319        3,400,025
     Wages                                             854,041          546,858
     Contract Services                                 153,192          152,432
     Location Expenses                                  84,709           58,027
     Repairs and Maintenance                           132,846           70,024
     Depreciation                                      182,919          145,669
     Fuel and Oil                                      114,112           74,836
     Freight                                            14,432           11,646
     Sales Commissions                                  15,352              323
     Sales Expense                                      13,307           10,827
     Supplies                                           61,494           28,165
     Other Expenses                                     12,082            6,676
     Equipment Leases and Rentals                       48,511           18,194
                                                  ------------     ------------

        TOTAL COST OF GOODS SOLD                     4,371,316        4,523,702
                                                  ------------     ------------

GROSS PROFIT                                         1,403,126          954,964
                                                  ------------     ------------

GENERAL AND ADMINISTRATIVE:
     Accounting                                         41,794           22,456
     Telephone                                          26,939           19,842
     Auto                                               17,955           15,203
     Consulting                                         15,100           15,012
     Advertising and Promotional                        12,715            6,847
     License and Fees                                   10,719            7,110
     Office Supplies                                     7,818            7,644
     Utilities                                           7,582            6,397
     Janitorial                                          5,542            2,953
     Office Expense                                      4,248            3,332
     Postage                                             4,084            4,556
     Other General and Administrative                    1,643              829
     Meals                                               1,393            1,899
     Contract Service - Office                           1,145           16,779
     Contributions                                       1,000              395
                                                  ------------     ------------

        TOTAL GENERAL AND ADMINISTRATIVE               159,677          131,254
                                                  ------------     ------------

CAPCOIL TUBING SERVICES, INC.
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 WITH ADDITIONAL INFORMATION

                                                     YEAR ENDED DECEMBER 31,
                                                      2004             2003
                                                  ------------     ------------
DEPRECIATION AND AMORTIZATION:
     Depreciation Expense                               29,428           18,620
     Amortization Expense                                6,028            6,028
                                                  ------------     ------------

        TOTAL DEPRECIATION AND AMORTIZATION             35,456           24,648
                                                  ------------     ------------

INSURANCE EXPENSE:
     Insurance - General                               119,039          118,023
     Insurance - Health                                 65,583           40,792
     Insurance - Workmen's Compensation                 41,445           25,265
     Insurance - Keyman Life                             2,045            2,045
                                                  ------------     ------------

        TOTAL INSURANCE                                228,112          186,125
                                                  ------------     ------------

LEASE OF BUILDINGS AND STORAGE FACILITIES               29,250           27,000
                                                  ------------     ------------

SALARIES - ADMINISTRATIVE
     Salaries - Officers                                89,115           77,769
     Salaries - Office Employees                        37,405           11,518
                                                  ------------     ------------

        TOTAL SALARIES - ADMINISTRATIVE                126,520           89,287
                                                  ------------     ------------

TAX EXPENSE:
     Taxes - Payroll                                    78,536           52,205
     Taxes - Property                                   43,495           13,926
     Taxes - Other                                       2,501            1,832
     Taxes - State Franchise                             1,690              875
                                                  ------------     ------------

        TOTAL TAX EXPENSE                              126,222           68,838
                                                  ------------     ------------

INTEREST                                                73,782           51,380
                                                  ------------     ------------

        TOTAL OPERATING EXPENSES                       779,019          578,532
                                                  ------------     ------------

        NET INCOME                                $    624,107     $    376,432
                                                  ============     ============

                           ALLIS-CHALMERS ENERGY, INC.
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

         The pro forma financial statements set forth below illustrate the effects of the following transactions:

CAPCOIL TUBING SERVICES, INC. TRANSACTION. On May 1, 2005, the Company acquired 100% of the outstanding stock of Capcoil Tubing Services, Inc., a Texas corporation, based in Kilgore, Texas from four shareholders for approximately $2,750,000 in cash, 168,161 shares of Company's Common Stock and payment of Capcoil secured debt in the amount of $1,190,783. The total investment by the Company in Capcoil is valued at approximately $4,700,000. Capcoil is a company headquartered in Kilgore, Texas that is engaged in the sale, installation and service of small diameter capillary tubing and larger diameter coil tubing for servicing producing oil and gas wells. Both types of tubing are installed in wells and used as a delivery system for chemicals and other agents to enhance production from existing oil and gas wells.

DELTA RENTAL SERVICE, INC. TRANSACTION. On April 1, 2005, the Company acquired 100% of the outstanding stock of Delta Rental Service, Inc., a Louisiana corporation from three shareholders in Lafayette, Louisiana for approximately $4,650,000 in cash, 223,114 shares of Company's Common Stock and issuance of two promissory notes from the Company in the aggregate principal amount of $350,000. The total investment by the Company in Delta is $6,000,000. Delta is a rental tool company headquartered in Lafayette, Louisiana and rents specialty rental items to the oil and gas industry such as hevi-wate spiral drill pipe, spacer spools and assorted handling tools.

DOWNHOLE INJECTION SERVICES LLC TRANSACTION. On December 10, 2004, the Company, through its 55% owned subsidiary, AirComp, acquired all the equity interests in Downhole Injection Services, LLC from an investor group for approximately $1,100,000 in cash, 508,466 shares of registrants Common Stock and payment or assumption of approximately $950,000 of debt. Downhole is headquartered in Midland, Texas and provides solutions to downhole chemical treating problems through the installation of small diameter, stainless steel coiled tubing into producing oil and gas wells.

DIAMOND AIR TRANSACTION. On November 10 2004, the Company, through its 55% owned subsidiary, AirComp, purchased substantially all the assets of Diamond Air Drilling Services, Inc. and Marquis Bit Co., L.L.C. for $4,600,000 in cash and the assumption of approximately $450,000 in liabilities. The Company and its joint-venture partner M-I L.L.C. contributed $2,530,000 and $2,070,000, respectively, to the equity of AirComp. Diamond Air and Marquis manufacture hammer bits and provides air hammer and hammer bits and related services required to drill and complete oil and gas wells.

The accompanying unaudited pro forma consolidated condensed financial statements are based on the historical statements of operations and statements of financial position of the Company and the acquired subsidiaries as of and for the year ended December 31, 2004 and the three months ended March 31, 2005. The unaudited pro forma consolidated condensed financial statements illustrate the effects of the Acquisition Transactions on our results of operations and financial position as if the transactions had occurred as of the beginning of the periods presented.

Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The unaudited pro forma consolidated condensed financial statements should be read in conjunction with our consolidated financial statements appearing elsewhere herein.

ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
AS OF MARCH 31, 2005
(In thousands, except per share data)

                                                           ALLIS-
                                                          CHALMERS                      DELTA
                                                        CONSOLIDATED      DELTA        PURCHASE
                                                         HISTORICAL    HISTORICAL     ADJUSTMENTS
                                                        ------------   ----------    -------------
ASSETS

Cash and cash equivalents                               $     5,999    $     169     $     (4,650) (a)
Trade Receivables                                            16,402          936               --
Inventories, net                                              2,464           --               --
Lease receivable, net                                           180           --               --
Prepaids and other current assets                             1,976          160               --
                                                        ------------   ----------    -------------
           Total Current Assets                              27,021        1,265           (4,650)

Net Property, plant and equipment                            39,493        1,342            3,531  (b)
                                                                                              (75) (c)

Goodwill                                                     11,776           --               --
Other intangibles, net                                        4,891           --               --
Debt issuance costs, net                                        635           --               --
Lease receivable                                                485           --               --
Other assets                                                     75           --               --
                                                        ------------   ----------    -------------
           Total Assets                                 $    84,376    $   2,607     $     (1,194)
                                                        ============   ==========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                    $     4,109    $      --     $         --
Trade accounts payable                                        5,698           32               --
Accrued employee benefits                                       811           --               --
Accrued interest                                                460           --               --
Accrued expenses                                              2,300          401               --
Accounts payable, related parties                               200           --               --
                                                        ------------   ----------    -------------
           Total Current Liabilities                         13,578          433               --

Accrued postretirement benefit obligations                      676           --               --
Long-term debt                                               28,750           --              350  (d)
Other long-term liabilities                                     129          373               --
                                                        ------------   ----------    -------------
                                                             43,133          806              350

Minority Interest                                             4,567           --              --

Shareholders' equity
 Common stock                                                   136         (973)             973  (e)
                                                                                                2  (f)
Capital in excess of par value                               40,331           65              (65) (e)
                                                                                              998  (f)
Accumulated earnings (deficit)                               (3,791)       2,709           (2,709) (e)
                                                                                             (743) (g)
                                                        ------------   ----------    -------------
      Total Shareholders' Equity                             36,676        1,801           (1,544)
                                                        ------------   ----------    -------------
     Total Liabilities and Shareholders' Equity         $    84,376    $   2,607     $     (1,194)
                                                        ============   ==========    =============

                  See notes to unaudited pro forma consolidated financial statements.

                                                F-30
(continued on next page)

ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
AS OF MARCH 31, 2005
(In thousands, except per share data)
(continued from above)


                                                                                                  PRO FORMA
                                                                           CAPCOIL                  ALLIS-
                                                             CAPCOIL      PURCHASE                 CHALMERS
                                                            HISTORICAL   ADJUSTMENTS             CONSOLIDATED
                                                           ------------  -----------             ------------
ASSETS

Cash and cash equivalents                                          184       (2,750)  (h)
                                                                             (1,191)  (i)        $    (2,239)
Trade Receivables                                                1,021           --                   18,359
Inventories, net                                                   334           --                    2,798
Lease receivable, net                                               --           --                      180
Prepaids and other current assets                                   79           --                    2,215
                                                            -----------  -----------             ------------
           Total Current Assets                                  1,618       (3,941)                  21,313

Net Property, plant and equipment                                1,982          926   (j)
                                                                                (99)  (c)             47,100
Goodwill                                                                          -                   11,776
Other intangibles, net                                              11        1,509   (k)              6,411
Debt issuance costs, net                                                                                 635
Lease receivable                                                                                         485
Other assets                                                        11           --                       86
                                                            -----------  -----------             ------------
           Total Assets                                          3,622       (1,605)             $    87,806
                                                            ===========  ===========             ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                               598         (598)  (i)        $     4,109
Trade accounts payable                                             449           --                    6,179
Accrued employee benefits                                           20           --                      831
Accrued interest                                                     4           --                      464
Accrued expenses                                                   185           --                    2,886
Accounts payable, related parties                                    -           --                      200
                                                            -----------  -----------             ------------
           Total Current Liabilities                             1,256         (598)                  14,669

Accrued postretirement benefit obligations                          --           --                      676
Long-term debt                                                     794          500   (l)
                                                                               (593)  (i)             29,801
Other long-term liabilities                                          7           --                      509
                                                           ------------  -----------             ------------
                                                                   257         (691)                  45,655

Minority Interest                                                                                      4,567

Shareholders' equity
Common stock                                                       600         (600)  (e)
                                                                                  2   (m)                140
Capital in excess of par value                                      50          (50)  (e)
                                                                                748   (m)             42,077
Accumulated earnings (deficit)                                     915         (915)  (e)
                                                                                (99)  (c)             (4,633)
                                                           ------------  -----------            -------------
      Total Shareholders' Equity                                 1,565         (914)                  37,584
                                                           ------------  -----------             ------------
     Total Liabilities and Shareholders' Equity                  3,622       (1,605)             $    87,806
                                                           ============  ===========             ============

                     See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(In thousands, except per share data)


                                          ALLIS-
                                         CHALMERS                            DELTA
                                       CONSOLIDATED       DELTA            PURCHASE
                                        HISTORICAL      HISTORICAL        ADJUSTMENTS
                                       -----------     -----------        -----------
Sales                                  $   19,334      $      821         $       --
Cost of Sales                              13,699             211                 75   (c)
                                       -----------     -----------        -----------
Gross Profit                                5,635             610                (75)

Marketing and
  Administrative Expense                    3,388             985               (665)  (g)
                                       -----------     -----------        -----------
Income (Loss) from Operations               2,247            (375)               590

Other Income
  Interest Income                               --              3                 --
  Interest Expense                           (521)            (11)                11   (n)
  Settlement on lawsuit                       115              --                 --
  Other                                        33             116                 --
                                       -----------     -----------        -----------
Income (Loss) Before Taxes                  1,874            (267)               601

Minority Interest                            (144)             --                 --
Taxes                                        (163)           (142)               142   (o)
                                       -----------     -----------        -----------
Net income/ (loss) attributed to
  common shares                        $    1,567      $     (409)         $     743
                                       ===========     ===========        ===========

Pro forma net income (loss)
  per common share

Basic                                  $    0.11
                                       ==========

Diluted                                $    0.09
                                       ==========
Weighted average shares
  outstanding
Basic                                     13,632
                                       ==========
Diluted                                   17,789
                                       ==========


            See notes to unaudited pro forma consolidated financial statements.

(continued below)

ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(In thousands, except per share data)
(continued from above)


                                                                                    PRO FORMA
                                                             CAPCOIL                 ALLIS-
                                          CAPCOIL           PURCHASE                CHALMERS
                                        HISTORICAL         ADJUSTMENTS            CONSOLIDATED
                                       ------------        -----------            ------------
Sales                                  $     1,534                                $    21,689
Cost of Sales                                  959                 99  (c)             15,043
                                       ------------        -----------            ------------
Gross Profit                                   575                (99)                  6,646

Marketing and
  Administrative Expense                       281                 --                   3,989
                                       ------------        -----------            ------------
Income (Loss) from Operations                  294                (99)                  2,657

Other Income
  Interest Income                               --                                          3
  Interest Expense                             (20)                20  (n)               (521)
  Settlement on lawsuit                         --                 --                     115
  Other                                         --                 --                     149
                                       ------------        -----------            ------------
Income (Loss) Before Taxes                     274                (79)                  2,403

Minority Interest                               --                 --                    (144)
Taxes                                         (101)               101  (o)               (163)
                                       ------------        -----------            ------------
Net income/ (loss) attributed to
  common shares                        $       173         $       22             $     2,096
                                       ============        ===========            ============

Pro forma net income (loss)
per common share

Basic                                                                             $      0.15
                                                                                  ============

Diluted                                                                           $      0.12
                                                                                  ============
Weighted average shares
  outstanding
Basic                                                                                  13,632
                                                                                  ============
Diluted                                                                                17,789
                                                                                  ============


              See notes to unaudited pro forma consolidated financial statements.


ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2004
(In thousands, except per share data)


                                                           ALLIS-
                                                          CHALMERS                         DELTA
                                                        CONSOLIDATED         DELTA        PURCHASE
                                                         HISTORICAL       HISTORICAL     ADJUSTMENTS
                                                        ------------      ----------    -------------
ASSETS

Cash and cash equivalents                               $     7,344       $     891     $     (4,650) (a)
Trade Receivables                                            12,986           1,096               --
Inventories, net                                              2,373              --               --
Lease receivable, net                                           180              --               --
Prepaids and other current assets                             1,495              14               --
                                                        ------------      ----------    -------------
           Total Current Assets                              24,378           2,001           (4,650)

Net Property, plant and equipment                            37,679           1,345            3,541  (b)
                                                                                                (298) (c)
Goodwill                                                     11,776              --               --
Other intangibles, net                                        5,057              --               --
                                                               (163) (q)
Debt issuance costs, net                                        685              --               --
Lease receivable                                                558              --               --
Other assets                                                     59              38               --
                                                        ------------      ----------    -------------
           Total Assets                                 $    80,029       $   3,384     $     (1,407)
                                                        ============      ==========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                    $     5,541       $      94     $        (94) (p)
Trade accounts payable                                        5,694              54               --
Accrued employee benefits                                       615              17              758  (q)
Accrued interest                                                470               4               --
Accrued expenses                                              1,852             105               --
Accounts payable, related parties                               740              --               --
                                                        ------------      ----------    -------------
           Total Current Liabilities                         14,419             274              664

Accrued postretirement benefit obligations                      687              --               --
Long-term debt                                               24,932             548             (548) (p)
Other long-term liabilities                                     129             353               --
                                                        ------------      ----------    -------------
                                                             40,660           1,175              116

Minority Interest                                             4,423              --              --
                                                                524  (r)

Shareholders' equity
 Common stock                                                   136            (973)             973  (e)
                                                                                                   2  (f)
Capital in excess of par value                               40,331              65              (65) (e)
                                                                                                 998  (f)
                                                                                                 642  (p)
Accumulated earnings (deficit)                               (5,358)          3,117           (3,117) (e)
                                                               (524) (r)                        (956) (g)
                                                               (163) (q)
                                                        ------------      ----------    -------------
      Total Shareholders' Equity                             33,422           2,209           (1,523)
                                                        ------------      ----------    -------------
     Total Liabilities and Shareholders' Equity         $    80,192       $   3,384     $     (1,407)
                                                        ============      ==========    =============


                   See notes to unaudited pro forma consolidated financial statements.

(continued on next page)

ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2004
(In thousands, except per share data)
(continued from above)


                                                                                             PRO FORMA
                                                                           CAPCOIL            ALLIS-
                                                             CAPCOIL      PURCHASE           CHALMERS
                                                            HISTORICAL   ADJUSTMENTS       CONSOLIDATED
                                                           ------------  -----------       ------------
ASSETS

Cash and cash equivalents                                   $      349   $   (2,750) (h)
                                                                             (1,191) (i)   $       (7)
Trade Receivables                                                  539           --             14,621
Inventories, net                                                   387           --              2,760
Lease receivable, net                                               --           --                180
Prepaids and other current assets                                  107           --              1,616
                                                            -----------  -----------       -----------
           Total Current Assets                                  1,382       (3,941)            19,170

Net Property, plant and equipment                                1,926          926  (j)
                                                                               (396) (c)        44,723
Goodwill                                                            --           --             11,776
Other intangibles, net                                              12        1,509  (j)
                                                                                                 6,415
Debt issuance costs, net                                            --           --                685
Lease receivable                                                    --           --                558
Other assets                                                        --           --                 97
                                                            -----------  -----------       -----------
           Total Assets                                     $    3,320   $   (1,902)       $    83,424
                                                            ===========  ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                       $       600   $     (600) (i)   $     4,541
Trade accounts payable                                             384           --              6,132
Accrued employee benefits                                            6           --              1,396
Accrued interest                                                     4           --                478
Accrued expenses                                                    --           --              1,957
Accounts payable, related parties                                   --           --                740
                                                            -----------  -----------         ---------
           Total Current Liabilities                               994         (600)            16,244

Accrued postretirement benefit obligations                          --           --                687
Long-term debt                                                     935          500  (l)
                                                                               (591) (i)        25,776
Other long-term liabilities                                         --           --                482
                                                           ------------  -----------       -----------
                                                                 1,929         (691)            43,189

Minority Interest
                                                                                                 4,947

Shareholders' equity
Common stock                                                       600         (600) (e)
                                                                                  2  (m)          140
Capital in excess of par value                                      50          (50) (e)
                                                                                748  (m)
                                                                               (174)            42,545
Accumulated earnings (deficit)                                     741         (741) (e)
                                                                               (396) (c)
                                                                                               (7,397)
                                                           ------------  -----------      ------------
      Total Shareholders' Equity                                 1,391       (1,211)           35,288
                                                           ------------  -----------      ------------
     Total Liabilities and Shareholders' Equity            $     3,320   $   (1,902)      $    83,424
                                                           ============  ===========      ============


                  See notes to unaudited pro forma consolidated financial statements.


ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)


                                          ALLIS-
                                         CHALMERS                           DIAMOND
                                       CONSOLIDATED      DIAMOND           PURCHASE
                                        HISTORICAL      HISTORICAL        ADJUSTMENTS
                                       -----------     -----------        -----------
Sales                                  $   47,726      $    5,584         $       --
Cost of Sales                              35,300           3,565                 --
                                       -----------     -----------        -----------
Gross Profit                               12,426           2,018                 --

Marketing and
  Administrative Expense                    8,199             664                163  (q)
                                       -----------     -----------        -----------
Income (Loss) from Operations               4,227           1,354               (163)

Other Income
  Interest Income                              32               -                 --
  Interest Expense                         (2,808)            (59)                59  (n)
  Other                                       272             (26)                --
                                       -----------     -----------        -----------
Income (Loss) Before Taxes                  1,723           1,269               (104)

Minority Interest                            (321)             --               (524)
Taxes                                        (514)             --                265  (r)
                                       -----------     -----------        -----------
Net Income/ (Loss)                            888           1,269               (628)

   Preferred Dividend                        (124)             --                 --
                                       -----------     -----------        -----------
Net income/ (loss) attributed to
  common shares                        $      764      $    1,269         $     (628)
                                       ===========     ===========        ===========

Pro forma net income (loss)
  per common share

Basic                                  $    0.10
                                       ==========

Diluted                                $    0.06
                                       ==========
Weighted average shares
  outstanding
Basic                                      7,930
                                       ==========
Diluted                                   11,959
                                       ==========


           See notes to unaudited pro forma consolidated financial statements.

(continued below)


ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)


                                                         DOWNHOLE
                                         DOWNHOLE        PURCHASE            DELTA
                                        HISTORICAL      HISTORICAL        HISTORICAL
                                       -----------     -----------        -----------
Sales                                  $    4,793      $       --         $    3,249
Cost of Sales                               3,876              --                826
                                       -----------     -----------        -----------
Gross Profit                                  917              --              2,423

Marketing and
  Administrative Expense                      872              83   (q)        1,798
                                       -----------     -----------        -----------
Income (Loss) from Operations                  45             (83)               625

Other Income
  Interest Income                              --              --                  4
  Interest Expense                            (74)             74   (n)          (49)
  Other                                        --              --                114
                                       -----------     -----------        -----------
Income (Loss) Before Taxes                    (29)             (9)               694

Minority Interest                              --              --                 --
Taxes                                          --              --               (265)
                                       -----------     -----------        -----------
Net Income/ (Loss)                            (29)             (9)               429

   Preferred Dividend                          --              --                 --
                                       -----------     -----------        -----------
Net income/ (loss) attributed to
  common shares                        $      (29)      $      (9)         $      429
                                       ===========     ===========        ===========


         See notes to unaudited pro forma consolidated financial statements.

(continued below)


ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)


                                           DELTA                                     CAPCOIL
                                         PURCHASE                CAPCOIL             PURCHASE
                                        ADJUSTMENTS            HISTORICAL         ADJUSTMENTS
                                        -----------            ------------        -----------
Sales                                   $       --              $     5,774         $       --
Cost of Sales                                  298   (c)              4,400                396  (c)
                                        -----------            ------------        -----------
Gross Profit                                  (298)                   1,374               (396)

Marketing and
  Administrative Expense                      (940)  (g)                676                 --
                                        -----------            ------------        -----------
Income (Loss) from Operations                  642                      698               (396)

Other Income
  Interest Income                               --                       --                 --
  Interest Expense                              49   (n)                (74)                74  (n)
  Other                                         --                       --                 --
                                        -----------             ------------        -----------
Income (Loss) Before Taxes                     691                      674               (322)

Minority Interest                               --                       --                 --
Taxes                                          265   (o)                 --                 --
                                        -----------             ------------        -----------
Net Income/ (Loss)                             956                      624               (322)

   Preferred Dividend                           --                       --                --
                                       ------------              -----------        -----------
Net income/ (loss) attributed to
  common shares                       $        956              $      624          $    (322)
                                      =============             ===========         ===========


                See notes to unaudited pro forma consolidated financial statements.

(continued below)


ALLIS-CHALMERS ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)
(continued from above)

                                                                    PRO FORMA
                                                                     ALLIS-
                                                                    CHALMERS
                                                                  CONSOLIDATED
                                                                  ------------
Sales                                                             $    67,126
Cost of Sales                                                          48,661
                                                                  ------------
Gross Profit                                                           18,464

Marketing and
  Administrative Expense                                               11,515
                                                                  ------------
Income (Loss) from Operations                                           6,949

Other Income
  Interest Income                                                          36
  Interest Expense                                                     (2.808)
  Other                                                                   360
                                                                  ------------
Income (Loss) Before Taxes                                              4,537

Minority Interest                                                        (845)
Taxes                                                                    (514)
                                                                  ------------
Net Income/ (Loss)                                                      3,178

   Preferred Dividend                                                    (124)
                                                                  ------------
Net income/ (loss) attributed to
  common shares                                                   $     3,054
                                                                  ============

Pro forma net income (loss)
per common share

Basic                                                             $      0.39
                                                                  ============

Diluted                                                           $      0.26
                                                                  ============
Weighted average shares
  outstanding
Basic                                                                   7,930
                                                                  ============
Diluted                                                                11,959
                                                                  ============


       See notes to unaudited pro forma consolidated financial statements.

                          ALLIS-CHALMERS ENERGY, INC.
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


The following pro forma adjustments have been made to the historical financial statements of the Company:

         a.) Reduction in cash of $4,650,000 paid to the sellers of Delta at closing.

         b.) Recognition of fair value of assets in connection with the acquisition of Delta.

         c.) Increase in depreciation due to the increase in the fair value of assets acquired.

         d.) To record sellers notes payable to former owners of Delta.

         e.) Elimination of Delta's and Capcoil's equity for consolidation purposes.

         f.) Recognition of the issuance of 223,114 shares of common stock at $4.48 per share.

         g.) Elimination of the year end bonus paid to the employees of Delta.

         h.) Reduction in cash of $2,750,000 paid to the sellers of Delta at closing.

         i.) Reduction in cash of $1,191,000 paid to the note holders of Capcoil to extinguish the debt as of September 30, 2004.

         j.) Recognition of fair value of assets in connection with the acquisition of Capcoil.

         k.) Recognition of goodwill and other intangible assets in connection with the acquisition of Capcoil.

         l.) To record non-compete notes payable to the former owners of Capcoil.

         m.) Recognition of the issuance of 168,161 shares of common stock at $4.46 per share.

         n.) Reduction interest expense due to the reduction on debt not assumed.

         o.) Elimination of tax provision due to the Company's net operating losses to offset the income form operations thus reducing the amount of federal income tax liability.

         p.) Elimination of debt not assumed.

         q.) Increase in amortization due to the increase in other intangible asset value of acquired company.

         r.) To record minority interest in Diamond Air's income.